Exhibit 99.3

Stephen Blum – Investor Relations (480) 754-5040

Tom Herrmann – Corporate Communications (480) 754-2202

The Dial Corporation’s CEO and CFO
Sign SEC Statements

Scottsdale, Ariz. – August 9, 2002 – The Dial Corporation’s (NYSE: DL) Chairman, President and CEO, Herbert M. Baum, and Executive Vice President and CFO, Conrad A. Conrad, today signed and filed sworn statements with the U.S. Securities and Exchange Commission confirming the SEC filings the Company has made in 2002.

         The documents for which Baum and Conrad signed include Dial’s 10-K for 2001 and 10-Q quarterly financial statements for the first and second quarters of 2002 and its 2002 proxy statement.

         “I was glad to sign my name to the documents requested by the SEC because Dial is a company built on a firm foundation of integrity,” Baum said. “I want our investors to have utmost confidence that the financial statements we provide are accurate and relevant to their investment decisions.”

         “Having chief executive and chief financial officers verify and sign their financial reports is an important step to restoring public confidence in corporate integrity,” Baum said. “We will take all steps necessary to comply with the requirements of the New York Stock Exchange, the

Sarbanes-Oxley Act and new SEC rules relating to corporate governance and accounting.”

         The Dial Corporation, headquartered in Scottsdale, Ariz., is one of America’s leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners and Armour Star canned meats. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the Company’s Web site at www.dialcorp.com.

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